Supplemental Agreement

Obligor: Shenzhen BAK Battery Co., Ltd

Creditor: Agricultural Bank of China, Shenzhen Branch

Whereas, the Obligor and the Creditor have entered into a loan agreement (contract number is 81101200800000816) (hereinafter called “Loan Agreement”). Hereby, the parties agree to enter into the following supplemental agreements for amending part of the clauses of the Loan Agreement:

1.
Amending the item 4 of Clause 9 of the Loan Agreement as follows:
The Obligor undertakes to obtain the Land Use Right Certificate (“Certificate”) for BAK Industrial Park located at Aotou village, Kuichong Street, Longgang District, Shenzhen, before September 18, 2008. The Certificate cannot be pledged to any third party without the Creditor’s written consent.

In case the Obligor breaches this undertaking, the Creditor is entitled to demand the Obligor to bear its responsibilities for breach of Contract in accordance with the Clause 6 of the Loan Agreement.

2.	No amendment to the other clauses of the Loan Agreement.

3.	In case of any difference between the Loan Agreement and this Supplemental Agreement, the Supplemental Agreement shall prevail.

4.	This Supplemental Agreement becomes effective since it is signed and stamped.

5.	This Supplemental Agreement has five originals. Each of the Obligor and the Creditor has one original, and each of the guarantors has one original, which has the same effect.

The Obligor (sign and stamp): /s/ Shenzhen BAK Battery Co., Ltd
Legal representative or licensed representative: /s/ Xiangqian Li
Address:
Postal number:

Creditor (sign and stamp): /s/ Agricultural Bank of China
Principal or licensed representative:
Address:
Postal number:
Time:

Venue: Shatoujiao, Shenzhen

Representations and Undertaking of the Guarantors:
They have already received the above-mentioned “Supplemental Agreement”, and have no disagreement with all the clauses of the Supplement Agreement. They undertake to undertake joint and several liabilities for the indebtedness of the Obligor under the Loan Agreement.

Guarantors (sign and stamp): /s/ BAK International Limited; /s/ Xiangqian Li
Legal representative or licensed representative:

Signature date: Aug 6, 2008